Exhibit 99.1

Senetek PLC Announces Expected Loss for Fourth Quarter and Year,

Sets Strategic Business Plan for Profits in 2004 and Beyond

Napa, Calif., February 19, 2004 /PRNewswire-FirstCall/ — Senetek PLC (Nasdaq: SNTK—News). www/senetekplc.com, a healthcare technologies company focused on developing and co-marketing products for the anti-aging markets worldwide, today announced it expects a net loss for its fourth quarter and full year ended December 31, 2003.

The Company stated that the fourth quarter loss resulted from a continuation of the adverse conditions that impacted earlier quarters, exacerbated by a greater than forecasted downturn in royalty revenue from Kinetin licensee Revlon, Inc. and a sharp increase in legal expense. In addition, while the Company is in active negotiations for the licensing of the Company’s patented Reliaject® autoinjector technology under terms that would include the sale of the Company’s specialized manufacturing and filling equipment, Senetek stated it is likely to be required to write down a large portion of this asset. Depending on the results of these negotiations, a non-cash charge in the fourth quarter of between $1.5 million and $2.5 million is expected to be required. Finally, the Company was not paid approximately $400,000 in principal and interest due in the fourth quarter under a $2.3 million, seven year secured note issued to the Company in payment for its Mill Creek beauty care line sold at the end of 2002. (Principal and interest on this note had been fully reserved in 2002 and accordingly it has no value on the Company’s books; revenue will be recognized only as cash is received.) As a result of these factors, the Company anticipates a net loss for fourth quarter 2003 of between $2 million and $3 million.

The Company stated that it expects the adverse conditions that negatively impacted 2003 to largely reverse early in 2004. The Company intends to pursue its remedies as a secured creditor should the $2.3 million purchase money note not be brought and kept current. Also, on the operating revenue side, the Company does not anticipate significant further declines in royalty revenue under the Kinetin license with Revlon and it expects increases in royalty revenue under the recently broadened Kinetin licenses with Valeant Pharmaceuticals and The Body Shop, as well as from several foreign-based licensees that recently launched Kinetin products.

On the operating expense side, legal expenses totaling some $750,000 for the fourth quarter and $1.9 million for the full year were a principal cause of the operating loss, but the Company believes its legal expenses should begin returning to normal levels by the second quarter, as described below.

The Company incurred significant one-time expense in connection with its lawsuit commenced in August to prove violations of the Securities and Exchange Commission’s proxy rules in connection with the Company’s Annual Meeting of Shareholders originally scheduled for August 2003 and from the need to resolicit proxies for the Annual Meeting subsequently postponed to December.

The Company also incurred significant legal expenses preparing for the trials of two commercial lawsuits brought by the Company for recovery of damages. In the first lawsuit, pending in England against ChemSyn Laboratories, the Company is seeking damages and the return of purchase money paid for defective materials manufactured by ChemSyn, together with counsel fees. If not settled, this case should come to trial before a judge by mid 2004. In the second lawsuit, in which legal expenses escalated sharply in the fourth quarter, the Company is suing OMP, Inc., a former Kinetin licensee, for misappropriation and unjust enrichment in connection with OMP’s manufacture and sale without authority of Kinetin skin care products in Japan, which has deprived Senetek of revenue from that large skin care market. If not settled, this case is scheduled for trial at the end of March 2004.

Finally, in the course of responding to a document request in April 2003 as part of an unrelated Securities and Exchange Commission investigation focused of a firm not affiliated with the Company, the Company became aware of certain documents suggesting that during 2002 Company executives might have supplied non-public financial information to two securities analysts in an effort to correct draft research reports that contained information the executives considered overly-optimistic. The Board of Directors appointed an independent Committee of non-management Directors which engaged outside securities counsel to conduct a full internal investigation and in June 2003 voluntarily reported the results to the Commission’s office conducting the unrelated investigation. That office contacted the Company in late 2003 asking whether several Company employees would voluntarily meet with its representatives, and interviews have been scheduled for late March. While the Company incurred significant legal expenses in connection with independent counsels’ internal investigation, the Company does not anticipate any significant additional legal expense or financial exposure in connection with this matter.

The Company also announced that its Management and Board have completed an in-depth review of Senetek’s business model and strategic direction and have begun implementation of a 2004 Business Plan aimed at broadening the Company’s base of proprietary skincare and dermatological technology, more systematically pursuing new high potential Kinetin licensing opportunities, maximizing the return on the Company’s pharmaceutical assets, and reducing non-revenue-generating operating expenses to free up cash resources for reinvestment in the business. As part of this program the Company announced it will:

•	Complete over the next four months the building out and equipping of Senetek’s dedicated laboratory space at the Science Park adjacent to Aarhus University in Denmark as a foundation for the identification and evaluation of new cytokinins and other anti-aging compounds under Senetek’s R&D collaborations with the Institute of Experimental Botany in Prague and with Beiersdorf AG in Hamburg;

•	Aggressively pursue negotiations for the licensing of the Company’s patented Reliaject® autoinjector technology for self-administration of epinephrine and other parenteral drugs and the sale of the Company’s proprietary manufacturing equipment;

•	Redouble efforts to select partners with proven credentials to assume responsibility for regulatory approvals for the Company’s patented Invicorp® erectile dysfunction drug and for establishing a strong distribution network to carry it to its rightful market potential; and

•	Reduce operating expenses on an annualized basis by at least 25%.

As part of the program, the Company announced the intended closure by mid-2004 of its office in the United Kingdom and the termination of employees there and in the Napa, California headquarters. In support of the Company’s cash consolidation program, senior management is deferring 10% of its salary and independent Directors will defer their stipends, to be paid out ultimately in Senetek shares.

The Company expects to complete its audited financial statements and file its Annual Report on Form 10-K with the Securities and Exchange Commission in late March and will schedule an investor conference call at the time of that filing.

Senetek PLC Investor Relations Contact:

1-707-226-3900 ext.102

E-mail: Pknopick@eandecommunications.com

Safe Harbor Statement

This news release contains statements that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, including those suggesting monetary recovery from the Company’s pursuit of its remedies as a secured creditor, the Company’s expectations about future royalty streams from Revlon, Valeant Pharmaceuticals, The Body Shop and other existing licensees, its expectations with regard to legal expense reduction in general and its lack of financial exposure in connection with the subject of its internal investigation, and the ability of the Company to successfully execute its business plan and achieve the plan’s intended purposes. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those expressed in such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company’s Annual Report on Form 10-K for the year 2002. However, the Company necessarily can give no assurance that it has identified all of the factors that may result in any particular forward-looking statement materially differing from actual results, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.